UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2024

Willis Towers Watson Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited,

51 Lime Street, London, EC3M 7DQ, England

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (011) 44-20-3124-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.000304635 per share	WTW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.06 Material Impairments.

In connection with the Transaction (as defined below), Willis Towers Watson Public Limited Company (the “Company”) determined that TZ Holdings, Inc., the owner of MG, LLC (d/b/a TRANZACT), and its subsidiaries (the “TRANZACT Business”) should be classified as “held-for-sale.” As a result, the Company currently expects to record in the third quarter non-cash pre-tax losses and related impairment charges estimated to be between $1.6 billion to $2.1 billion, which reflect a write-down of the net assets of the TRANZACT Business in order to adjust them to fair value (less estimated transaction costs), pursuant to held-for-sale accounting, and a write-down of goodwill at the Benefits, Delivery & Administration reporting unit. As the Company has not yet finalized its analysis, the charges recorded in the third quarter could differ materially from the Company’s preliminary estimate.

Under held-for-sale accounting, the Company will continue to adjust the net book value of the TRANZACT Business to fair value (less estimated transaction costs) until the closing date of the Transaction. Thus, the Company may recognize incremental losses in adjusting to the estimated fair value of the TRANZACT Business (e.g., due to operating results) until the Transaction has closed.

Item 8.01 Other Events.

On October 1, 2024, the Company announced that it and its wholly-owned subsidiary Willis HRH, Inc. had entered into an Equity Purchase Agreement (the “Purchase Agreement”), dated as of September 30, 2024, with Project Granite Buyer, Inc. (“Purchaser”), an entity formed by investment funds affiliated with GTCR LLC and Recognize Partners. Pursuant to the terms of the Purchase Agreement, the Company will sell the TRANZACT Business (the “Transaction”) for $632.4 million, subject to certain adjustments.

The Transaction has been approved by the Board of Directors of the Company. The Transaction is subject to customary closing conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act. The Transaction is expected to close by the end of 2024.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Willis Towers Watson Press Release, dated October 1, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Willis Towers Watson Forward Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology. These statements include, but are not limited to, the held-for-sale accounting treatment and the expected loss impairment charges in connection with the sale of the TRANZACT Business, the anticipated timing for the closing of the Transaction and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. All forward-looking disclosure is speculative by its nature.

There are important risks, uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained herein, including, but not limited to, the following: the ability to consummate the Transaction; the ability to obtain requisite regulatory approvals and the satisfaction of other conditions to the consummation of the Transaction on the proposed terms and schedule; the potential impact of the announcement or consummation of the Transaction on the Company; changes in general economic, business and political conditions, including changes in the financial markets; significant competition in the marketplace; and compliance with extensive government regulation. Factors also include those described under “Risk Factors” in the Company’s most recent 10-K filing and subsequent filings filed with the SEC.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.

Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this release may not occur, and we caution you against relying on these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2024	WILLIS TOWERS WATSON PLC

	By:	/s/ Andrew Krasner
	Name:	Andrew Krasner
	Title:	Chief Financial Officer